EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2006 included in the Registration Statement on Form SB-2 of Montagu Resources Corp. for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS
Vancouver, Canada
February 21, 2006